Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement (the “Agreement”) is made as of August 29, 2024 (“the Agreement Effective Date”) by and between Karyopharm Therapeutics Inc. (the “Company”) and Michael Mason (“Executive”) (together, the “Parties”). Capitalized terms used but not defined herein have the meanings set forth in the 2019 Offer Letter by and between Executive and the Company, as most recently amended on May 24, 2021 (the “Offer Letter”).

WHEREAS, Executive currently serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company;

WHEREAS, Executive has notified the Company of his desire to transition from employment with the Company, and the Parties mutually have agreed to establish terms for Executive’s transition; and

WHEREAS, the Parties agree that the payments, benefits and rights set forth in this Agreement shall be the exclusive payments, benefits and rights due Executive in connection with his transition from the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Resignation Date; Employment Transition Period –

(a) Executive’s effective date of resignation from employment with the Company will be November 5, 2024 (the “Resignation Date”). Executive hereby resigns, as of 5:00 p.m., Boston time, on the Resignation Date, from any and all positions as an employee and officer of the Company and all applicable subsidiaries of the Company. Notwithstanding the foregoing, the Company retains the right to terminate Executive’s employment and remove Executive from any and all positions as an officer of the Company prior to the Resignation Date with or without Cause, as further described below.

Additionally, upon such termination without Cause, or upon a resignation for Good Reason, Executive will be eligible to receive the consideration set forth in Section 2 herein, subject to such requirements as set forth therein. Additionally, although nothing in this Agreement prohibits Executive from resigning from employment prior to the Resignation Date (with or without Good Reason), Executive acknowledges that, unless otherwise agreed to in writing by the Company, he will not be eligible to participate in the Post-Employment Transition Arrangement set forth in Section 2 if, prior to the Resignation Date, he resigns from the Company other than for Good Reason.

(b) The period between the Agreement Effective Date and the Resignation Date will be a transition period (the “Employment Transition Period”). During the Employment Transition Period, Executive will remain an active employee of the Company and will use his best efforts to continue to perform his regular job duties as well as such other transition-related duties as the Company may request, including those that are reasonably assigned to Executive by the Chief Executive Officer of the Company; provided, however, that following the Agreement Effective Date, Executive agrees that any reduction in his position, authority, duties, or responsibilities shall not be grounds for a termination for Good Reason.

(c) Executive shall be paid, in accordance with the Company’s regular payroll practices, all unpaid base salary (pursuant to Section 2(a) of the Offer Letter) earned through the last day of Executive’s employment with the Company, including any amounts for accrued unused vacation time to which Executive is entitled through such date in accordance with Company policy, and shall also receive reimbursement of any properly incurred unreimbursed business expenses incurred through such date (together, the “Accrued Obligations”). As of Executive’s last day of employment, all salary payments from the Company will cease and any benefits Executive had as of such date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or as otherwise specifically set forth in this Agreement. For the avoidance of doubt, in the event that Executive’s employment is (i) terminated either by Executive without Good Reason prior to the Resignation Date or (ii) by the Company for Cause at any time, then Executive will not be eligible to participate in the Post-Employment Transition Arrangement set forth in Section 2.

2.

Post-Employment Transition Arrangement – Provided Executive (i) signs and returns this Agreement on or before the Agreement Effective Date, (ii) complies with the terms and conditions set forth herein and (iii) remains employed by the Company through the Resignation Date (unless earlier terminated either by the Company without Cause or by Executive for Good Reason), the Company will provide the following benefits:

a.

Transition Payment—The Company will pay Executive $100,000.00, less all applicable taxes and withholdings, as a transition payment. This transition payment will be paid in one lump sum on November 6, 2024.

b.

Consulting Agreement – The Company will engage Executive as a consultant pursuant to the terms set forth in the Consulting Agreement attached hereto as Attachment A (the “Consulting Agreement”), which Consulting Agreement shall be executed on or before the Agreement Effective Date. Executive shall, during the Consultation Period (as defined in the Consulting Agreement) and pursuant to the terms set forth in the Consulting Agreement, provide services to the Company as a consultant. During the Consultation Period, and contingent on Executive’s continued provision of services to the Company, (i) Executive will receive consulting fees as set forth in the Consulting Agreement, and (ii) the outstanding equity awards previously granted to Executive by the Company (collectively, the “Equity Awards”) will continue to vest and be exercisable in accordance with the applicable equity plans and agreements.

Other than the Post-Employment Transition Arrangement set forth in this Section 2 (including without limitation the opportunity to enter into the Consulting Agreement (and any payments pursuant to such Consulting Agreement)), the Transition Payment and the Accrued Obligations, Executive will not be eligible for, nor shall he have a right to receive, any payments or benefits from the Company following his last day of employment with the Company. For the avoidance of doubt, Executive acknowledges that, as of the Agreement Effective Date, he is not eligible for or entitled to receive any severance benefits pursuant to the Offer Letter or any other agreement between him and the Company or pursuant to any other plan or policy of the Company. Executive further acknowledges that he will not be eligible to enter into the Consulting Agreement (or, for the avoidance of doubt, to the extent the Consulting Agreement has been executed, it shall be null and void) if he fails to timely enter into this Agreement or if his employment is terminated prior to the Resignation Date either (a) by him other than for Good Reason, or (b) by the Company for Cause.

3.

Release — In exchange for the consideration set forth herein, including the Transition Payment and eligibility for the Consulting Agreement set forth in Section 2, which Executive acknowledges he would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its past and present affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with and/or resignation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage

Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Offer Letter); all claims to any non-vested ownership interest in the Company or any of its affiliates, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s employment with and/or resignation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. Notwithstanding the foregoing, nothing in this release of claims or in this Agreement shall be deemed to prohibit Executive from filing a charge with, or participating in any investigation or proceeding before, any local, state or federal government agency, including, without limitation, the EEOC or a state or local fair employment practices agency. Executive retains the right to participate in any such action but not the right to recover money damages or other individual legal or equitable relief awarded by any such governmental agency, including any payment, benefit, or attorneys’ fees, and hereby waive any right or claim to any such relief; provided, however, that nothing herein shall bar or impede in any way Executive’s ability to seek or receive any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with protected whistleblower activity and further provided that this release of claims does not release any claims related to (v) Executive’s status as a stockholder or equityholder of the Company or any rights Executive may have under the terms of any equity award between Executive and the Company, including any claims with respect to any equity owned or held by Executive; (x) any rights to indemnification, including advancement of expenses, from the Company, pursuant to any applicable governing documents of the Company or any applicable written agreement between Executive and the Company, (y) rights under ERISA, or (z) rights which, as a matter of law, cannot be waived.

4.

Ongoing Obligations – Executive acknowledges and reaffirms his obligation, except as otherwise permitted by Section 5 below, to keep confidential and not to use or disclose any and all non-public information concerning the Company acquired by him during the course of his employment with the Company, including, but not limited to, any non-public information concerning the Company’s business affairs, business prospects, and financial condition. Executive further acknowledges and reaffirms his obligations set forth in his February 25, 2019 Non-Disclosure, Inventions Assignment, Non-Competition, and Non-Solicitation Agreement by and between Executive and the Company (the “Restrictive Covenants Agreement”), which agreement remains in full force and effect.

5.	Disclosures –

a.

Non-Disparagement – Except as set forth in Section 5(c) below, Executive agrees not to, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former board member, consultant, client, or customer of the Company, regarding the Company or any of the other Released Parties, or regarding the business affairs, business prospects, or financial condition of the Company or any of the other Released Parties.

b.

Confidentiality – Executive understands and agrees that, except as set forth in Section 5(c) below or otherwise as expressly permitted by applicable law, Executive agrees to maintain as confidential and not to disclose the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement. Any required public disclosure around the terms of this Agreement and/or the Consulting Agreement shall be determined in coordination with Executive.

c.

Scope of Disclosure Restrictions – Nothing in this Agreement, including Sections 5(a) and 5(b) above, or elsewhere prohibits or restricts Executive from (i) communicating with, or voluntarily providing information Executive believes indicates possible or actual violations of the law to, local, state or federal government agencies (including but not limited to the Securities & Exchange Commission), any legislative body, law enforcement, or any self-regulatory organizations or from making any other disclosures that are statutorily protected by the law of the state in which Executive resides, and/or (ii) making disclosures or communications to engage in protected, concerted activity or to otherwise exercise rights under Section 7 of the National Labor Relations Act. Executive is not required to notify the Company of any such communications. Further, notwithstanding Executive’s confidentiality and nondisclosure obligations, Executive is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

6.

Return of Company Property – Executive confirms that, except as may be required to perform the Services (as defined in the Consulting Agreement or as specifically instructed otherwise by the Company), on the Resignation Date (or at such earlier time as requested by the Company), Executive will return to the Company all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in Executive’s possession or control and that Executive will leave intact all electronic Company documents, including but not limited to those that Executive developed or helped to develop during Executive’s employment. Executive furthers agree that, except as Executive may be specifically instructed otherwise by the Company, he will not (a) retain any copies in any form or media; (b) maintain access to any copies in any form, media, or location; (c) store any copies in any physical or electronic locations that are not readily accessible or known to the Company or that remain accessible to Executive or (d) send, give, or make accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies. Executive further confirms that, except as Executive may be specifically instructed otherwise by the Company, on the Resignation Date (or at such earlier time as requested by the Company), Executive will cancel all accounts for Executive’s benefit, if any, in the Company’s name, including but not limited to, credit cards, cellular phone and/or wireless data accounts and computer accounts. For the avoidance of doubt, Executive may retain his Company-issued laptop computer during the Consultation Period.

7.

Amendment and Waiver – This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors/administrators/personal representatives, and successors. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

8.

Validity – Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

9.	Nature of Agreement – Both Parties understand and agree that this Agreement does not constitute an admission of liability or wrongdoing on the part of the Company or Executive.

10.

Acknowledgements; Voluntary Assent – Executive acknowledges that he has been given a reasonable amount of time to consider this Agreement, and that the Company is hereby advising him to consult with an attorney of his own choosing prior to signing this Agreement. Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

11.

Resolution of Disputes - Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration in Boston, Massachusetts before a single arbitrator (applying Massachusetts law), in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (“AAA”) as modified by the terms and conditions of this Section 11; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. The arbitrator shall be selected by mutual agreement of the parties or, if the parties cannot agree, by striking from a list of arbitrators supplied by AAA. The arbitrator shall issue a written opinion revealing, however briefly, the essential findings and conclusions upon which any award is based. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The Company shall pay the arbitrator’s fees and all AAA costs and administrative fees in excess of the amount of filing and other court-related fees Executive would have been required to pay if Executive initiated claims in a court of law.

12.

Governing Law – This Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Each of the Company and Executive hereby irrevocably submits to and acknowledges and recognizes the jurisdiction and venue of the courts of the Commonwealth of Massachusetts, or if appropriate, the United States District Court for the District of Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter thereof, to the extent that such suit, action, or other proceeding is not required to be resolve through binding arbitration, as set forth in Section 11 above.

13.

Entire Agreement – This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to Executive’s transition from the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith, including without limitation, any agreements to provide any severance or other post-employment benefits to Executive pursuant to the Offer Letter. For the avoidance of doubt, nothing herein supersedes or modifies Executive’s obligations to arbitrate pursuant to Section 6 of the Offer Letter or his obligations pursuant to the Restrictive Covenants Agreement.

14.

Counterparts – This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile and digital signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the date(s) written below.

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Richard Paulson	Date: August 29, 2024
Name:	Richard Paulson
Title:	President and Chief Executive Officer

MICHAEL MASON

/s/ Michael Mason		Date: August 29, 2024

Attachment A

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as of the Effective Date (as defined herein), is entered into between Karyopharm Therapeutics Inc. (the “Company”) and Michael Mason (the “Consultant”). The Consultant and the Company are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Company wishes to engage the Consultant to provide certain advisory and other consulting services to the Company, and the Consultant wishes to provide such services to the Company, in each case subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth in this Agreement, the Parties agree as follows:

1.

Engagement and Performance of Services. The Company hereby engages the Consultant to perform the consulting services as described under the heading Services in Exhibit A (the “Services”). The Consultant shall perform the Services remotely unless the circumstances specifically require that the Consultant be present at the Company’s facilities, or at other locations as mutually agreed upon by the Parties. The Services may be provided by telephone or video conference or as otherwise agreed by the Parties. In performing the Services, the Consultant shall comply with all applicable laws and regulations and shall perform Services in a manner that is consistent with relevant industry and professional standards.

2.

Consideration. In full consideration of the Services performed and rights granted by the Consultant under this Agreement, and for so long as the Consultant provides Services to the Company pursuant to this Agreement, any and all outstanding and unvested equity awards granted to the Consultant by the Company will continue to vest and be exercisable in accordance with the applicable equity plans and award agreement. In addition, the Company shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant, at the Company’s request and with the Company’s prior written approval, in connection with the Consultant’s performance of the Services, subject, however, to any applicable Company expense policy provided to the Consultant. In addition, the Company shall pay to the Consultant a consulting fee of $400 per hour worked (as requested by the Company) after the fifth hour worked in any calendar month, payable in arrears on the last day of each month.

3.

Relationship of Parties. The Consultant shall perform the Services as an “independent contractor” and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner. The Consultant shall not be entitled to any benefits, coverage or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company; provided, however, and for the avoidance of doubt, that the foregoing shall not restrict the Consultant from receiving any benefits pursuant to the Transition Agreement by and between him and the Company (the “Transition Agreement”). The Consultant will be fully responsible for all taxes, contributions and insurance coverage applicable to the Consultant, other than as described in the Transition Agreement.

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4.	Non-Disclosure, Inventions Assignment, Non-Competition, and Non-Solicitation Obligations.

(a)

The Consultant acknowledges and reaffirms the obligations set forth in the February 25, 2019 Non-Disclosure, Inventions Assignment, Non-Competition, and Non-Solicitation Agreement by and between the Consultant and the Company (the “Restrictive Covenant Agreement”). For purposes of the Restrictive Covenants Agreement, the Parties acknowledge and agree that the Business Relationship between the Parties will continue for the term of this Agreement and the Consultant’s obligations pursuant to the Restrictive Covenants Agreement will continue for the duration of such Business Relationship, and as applicable, for twelve (12) months thereafter.

(b)

Scope of Disclosure Restrictions. Nothing in this Agreement, including this Section 4, or elsewhere prohibits or restricts the Consultant from (i) communicating with, or voluntarily providing information the Consultant believes indicates possible or actual violations of the law to, local, state or federal government agencies (including but not limited to the Securities & Exchange Commission), any legislative body, law enforcement, or any self-regulatory organizations or from making any other disclosures that are statutorily protected by the law of the state in which the Consultant resides. The Consultant is not required to notify the Company of any such communications. Further, notwithstanding the Consultant’s confidentiality and nondisclosure obligations, The Consultant is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

5.

Use of Third Party Facilities or Property. Except as the Company may otherwise consent in writing, the Consultant agrees not to make any use of any funds, space, personnel, facilities, equipment, employees or other resources of a third party, in performing the Services, nor to take any other action that would result in a third party owning or having a right in the results of the Services or the Inventions. Without limiting the foregoing, the Consultant agrees that it will not utilize in the performance of any Services or incorporate

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into any deliverables or materials provided to the Company: (i) any confidential information of the Consultant or any third party; or (ii) any technology, materials, know-how or inventions, covered by proprietary rights of the Consultant or any third party, except as the Consultant is freely permitted to do without further compensation by the Company to the Consultant or any third party. In the event the Consultant incorporates any proprietary know-how, materials, inventions or technology of the Consultant into any Inventions or deliverables or other results of Services, the Consultant hereby grants to the Company a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license (with a right to grant sublicenses) under the Consultant’s intellectual property rights in such know-how, materials, inventions or technology solely to the extent necessary for the Company to utilize the Inventions or deliverables or other results of Services for any purpose.

6.

Record Retention and Storage. In no event shall the Consultant dispose of any records or files generated by the Consultant in the course of providing Services (the “Records”) without first giving the Company sixty (60) days’ prior written notice of the Consultant’s intent to do so and an opportunity to have the Records transferred to the Company. Notwithstanding anything in this Section 6 to the contrary, the Consultant may retain copies of the Records to the extent necessary for compliance with applicable law or regulatory requirements, subject to the Consultant’s continuing obligations of confidentiality and restrictions on use under this Agreement, and the Company’s right to access such retained Records, and have copies made upon reasonable notice to the Consultant.

7.	Representation, Warranties and Covenants.

(a)

No Conflict. The Consultant represents that, except as the Consultant has disclosed in writing to the Company, the Consultant is not bound by the terms of any agreement with any employer or other party which are inconsistent with the provisions of this Agreement. The Consultant further represents that the Consultant’s performance of the Services, and the grant of rights specified in this Agreement, do not and will not conflict with, or breach any, agreement with any prior or existing employer or other entity (including without limitation any non-disclosure or non-competition agreement), and that the Consultant will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any employer or others unless the Consultant has a license to use such information and materials and to allow the Company to use such information and materials.

(b)

No Debarment. The Consultant has not been, and is not under consideration to be, excluded, suspended, debarred or otherwise declared ineligible to participate in federal healthcare programs, federal procurement or non-procurement programs, or from any other activities or programs related to the Services contemplated by this Agreement, including debarment under the provisions of the Generic Drug Enforcement Act of 1992, as amended from time to time.

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(c)

No Use of Name. Unless the Company otherwise consents in writing, the Consultant shall not disclose to a third party the contents of the negotiations and discussions resulting in this Agreement; provided, however, Consultant may provide the Consulting Agreement and the Restrictive Covenants Agreement, as modified by the Transition Agreement, to a prospective future employer. Neither Party may use the other Party’s name in any form of advertising or promotion, including press releases, without the prior written consent of the other Party, except the Company may disclose that it has engaged the Services of the Consultant and may describe the nature of the Services. The provisions of this Section 7(c) shall not restrict a Party’s ability to use the other Party’s name in filings with the Securities and Exchange Commission, the United States Food and Drug Administration, or other governmental agencies, when required by applicable law or regulation to do so.

(d)

Not Employment Contract. The Consultant acknowledges that the Consultant is not an employee of the Company, that this Agreement does not constitute a contract of employment and does not imply that the Company will continue this Agreement in effect for any period of time beyond its terms.

8.	Consultation Period; Termination.

(a)

Consultation Period. The term of this Agreement shall commence on the date following the Consultant’s separation from employment with the Company (such that there shall be no gap in the Consultant’s business relationship with the Company) (the “Effective Date”) and shall continue in effect until March 1, 2025 unless earlier terminated (x) at any time upon the mutual written consent of the parties hereto or (y) by either Party as set forth in Section 8(b) below (the “Consultation Period”). For the avoidance of doubt, however, the Consultation Period shall not commence, and this Agreement shall be null and void, if, the Consultant does not sign the Transition Agreement, or, as specified in the Consultant’s Transition Agreement, the Consultant’s employment with the Company is terminated prior to the Resignation Date (as defined therein) either (x) by the Consultant without Good Reason (as defined therein) or (y) by the Company for Cause (as defined therein).

(b)

Termination. The Consultant may terminate this Agreement upon thirty (30) days’ prior written notice to the Company. In addition, either Party may terminate this Agreement upon fifteen (15) days’ prior written notice to the other Party if such other Party has materially breached this Agreement and fails to cure the breach within sixty (60) days of notice being effectively given pursuant to Section 9 hereof. In the event of termination by either Party as permitted under this Agreement, the Company shall direct the Consultant as to whether the Consultant shall stop performing the Services immediately or shall continue such performance for all or part of the applicable notice period.

(c)

Survival. The termination or expiration of this Agreement shall not affect the rights or obligations which have accrued prior to the effective date of such termination or expiration. Sections 4, 6, 7(c), 8, and 12 of this Agreement shall survive any termination or expiration of this Agreement.

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9.

Notice. All notices required or permitted under this Agreement will be in writing. Notices shall be given by: (a) delivery in person; (b) by first class mail with confirmation of delivery, or overnight courier with confirmation of delivery, to, in the case of Consultant, to the address on file for the Company, and in the case of the Company, to 85 Wells Ave, Newton, MA 02459, or for either Party, at such other address as the recipient may specify in writing under this procedure; or (c) by email with confirmation of read receipt. Notices will be deemed to have been given (i) three (3) business days after deposit in the U.S. mail with proper postage for first class registered or certified mail prepaid, return receipt requested; (ii) one (1) business day after being sent by a nationally recognized courier service for next day delivery; or (iii) confirmation of read receipt of email. In case of email Notice, if confirmation of read receipt is not returned, notices must be sent by overnight courier. Notices to the Company must be marked “Attention: Chief Executive Officer” with a copy to the Chief Human Resources Officer.

10.

Assignment; No Subcontracting. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The Consultant may not assign, subcontract or delegate any of the Consultant’s rights or obligations under this Agreement without the prior written consent of the Company. The Company may assign this Agreement to any of its affiliates or to any successor by law or by merger, acquisition or sale of assets, provided that any such assignee shall assume all obligations of the Company under this Agreement.

11.

Severability. Each and every provision set forth in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable by virtue of the fact that, for any reason, any other provision may be invalid or unenforceable in whole or in part. If any provision of this Agreement is invalid or unenforceable for any reason whatsoever, that provision will be appropriately limited and reformed to the maximum extent provided by applicable law. If the scope of any restriction contained herein is too broad to permit enforcement to its full extent, then such restriction will be enforced to the maximum extent permitted by law so as to be judged reasonable and enforceable. If, as a result of the unenforceability of a provision or any limitation on enforceability, the intent of the parties in entering into this Agreement is materially affected, the parties will negotiate in good faith to amend this Agreement to as close as possible implement the original intent of the parties.

12.	Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without reference to the state’s conflict-of-laws principles.

13.

Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to its subject matter; provided, however, that this Agreement does not supersede any obligation by any individual who was formerly employed by the Company. For clarification, but not limitation, this means that if there is a conflict between Sections 4, 5, or 6 of this Agreement, on the one hand, and any agreement regarding confidentiality, inventions assignment, non-solicitation, and/or non-competition obligations for a former employee of the Company, including, without limitation, the Restricted Covenant Agreement, such conflict will be resolved in the manner most protective of the Company.

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14.

Waivers. No delay or omission by a Party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by a Party will be effective only if contained in a written document signed by such Party. A waiver or consent given by a Party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

15.	Amendments. No amendment of this Agreement shall be binding unless executed in writing by both Parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

KARYOPHARM THERAPEUTICS INC.		CONSULTANT:

By:		By:
Name:	Richard Paulson	Name:	Michael Mason
Title:	President and Chief Executive Officer

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Exhibit A

I. DESCRIPTION OF SERVICES

The Consultant shall provide assistance to the Company, as from time to time reasonably requested by the Chief Executive Officer in any area related to, among other areas, the financial or information technology matters of the Company and its subsidiaries.

The Consultant shall devote up to 15 hours per month to providing Services.

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